EXHIBIT 10.1

                              SEPARATION AGREEMENT

      This Separation Agreement ("Agreement") is made and entered into as of April 2, 2004 (the "Effective Date"), by and between Alan D. Roth, Ph.D. ("Executive"), and Chiral Quest, Inc., a Minnesota corporation ("Company").

                                    RECITALS

      A. Executive is a member of the Board of Directors of Company and is employed by Company as President, Chief Executive Officer and Chief Financial Officer and serves as an officer and member of the Board of Directors of certain subsidiaries of Company.

      B. The parties have determined to mutually agree regarding the terms and conditions of Executive's separation from Company.

      NOW, THEREFORE, in consideration of the foregoing, and the terms and conditions set forth below, Company and Executive agree as follows.

                                    AGREEMENT

      1. Separation from Company. Executive agrees to, and hereby does, resign as President, Chief Executive Officer and Chief Financial Officer of Company, effective as of 11:59 p.m. (EST) on the Effective Date; provided, that Executive shall continue to be employed by Company through June 30, 2004, or such earlier date as Executive shall determine (such date, the "Employment Termination Date"), in order to assist Company in the transition to a new chief executive officer. In no event shall Executive's employment with Company continue beyond the Employment Termination Date. Executive agrees to, and hereby does, resign from the Board of Directors of Company and from all directorships and officer positions in all subsidiaries of Company and all other companies or entities where he is serving as a representative of Company, effective as of the Effective Date. Executive and Company acknowledge that Executive's separation from Company is the result of an agreement to separate on mutually agreeable terms. Except as expressly provided herein, the Employment Agreement between Executive and Company dated November 8, 2002, as amended as of October 1, 2003 (the "Employment Agreement"), is terminated by mutual agreement of the parties as of the Effective Date and has no further force or effect.

      2. Benefits and Payments. Company will extend to Executive the following consideration:

      (a) Payments. Provided that Executive does not exercise any of his rights to revoke his release of discrimination claims pursuant to Section 11 hereof and otherwise complies with his obligations hereunder, Company agrees that as separation pay it will (i) continue to pay Executive his annualized base salary through the Employment Termination Date, in accordance with the Company's regular payroll practices, and (ii) pay to Executive, on or before the Employment Termination Date, a lump sum cash payment equal to $375,000 less (A) the gross amounts paid to Executive under clause (i) and (B) Company's cost of maintaining Executive's health insurance benefits through the Employment
Termination Date. Executive understands that such payments are subject to applicable federal and state income tax and FICA withholding.

            (b) No Other Remuneration. Executive agrees that he is not entitled to any remuneration from Company, except as provided in this Agreement. This includes back pay, sick pay, vacation pay, bonuses, health, life and disability insurance benefits or any other compensation.

            (c) COBRA Insurance Coverage. Executive will continue to be eligible to receive health insurance benefits through the Employment Termination Date, the entire cost of which will be deducted from the lump sum payment to be made to Executive as described in Section 2(a)(ii). If Executive elects any insurance coverage under COBRA from and after the Employment Termination Date, then Executive shall be responsible for all amounts due for such insurance coverage under COBRA.

            (d) Stock Options. Executive agrees that all stock options previously granted to him by the Company, including, without limitation, the grant described in that certain Stock Option Agreement dated June 26, 2003 between Executive and Company (collectively, the "Stock Options"), are hereby terminated in their entirety and Executive shall have no further rights to the Stock Options, including the right to exercise any vested portion thereof.

            (e) Out-of-Pocket Expenses. Executive shall submit to Company, by no later than April 30, 2004, all claims for reimbursement of out-of-pocket expenses incurred by Executive through the Effective Date in the course of his employment by Company, including all appropriate receipts or other documentation evidencing such expenses. Company will promptly reimburse Executive for such expenses; provided, that Company shall have no obligation to reimburse Executive for any such expenses for which Executive has not submitted a reimbursement claim by April 30, 2004. Following the Effective Date, without the prior written consent of Company, Executive shall have no right to incur, nor be reimbursed for, any out-of-pocket expense.

      3. Non-Disparagement. Executive will not disparage Company, its affiliated businesses, or its officers, board members, or employees, and Company will not disparage Executive. Executive shall be afforded a reasonable opportunity to participate in drafting and approving any Company press release announcing his departure; provided, however, that if Company and Executive are unable to agree on the form or substance of such press release, Company may issue the press release without Executive's consent if Company reasonably believes that such disclosure is required by applicable law or regulation (including, without limitation, the securities laws). In response to any request from a prospective employer for information relating to Executive, Company will confirm, in writing if requested, Executive's former title, length of employment and ending salary and related compensation terms. It is otherwise the Company's policy to refrain from providing any reference information to prospective employers.

      4. Employment Agreement. Sections 8.1, 8.3, 8.4 and 8.5 of the Employment Agreement shall continue to have full force and effect. The Employment Agreement, in every other respect, including the provisions of Section 8.2, is hereby terminated.

      5. Sale of Company Stock. During the one-year period following the Effective Date, Executive agrees that he shall sell the shares of Company common stock now owned by him only in accordance with the provisions of Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), regardless of whether any such shares are or will become registered under the Securities Act or whether another exemption from the registration requirements of the Securities Act is available; provided, however, that Executive shall not be required to file any notices required under Rule 144, unless otherwise required to do so by law. From time to time, at Company's request, Executive will furnish to Company reasonable assurance that he has complied with Rule 144 (other than the Rule's notice requirements). Provided that Executive has complied with the provisions of this Section 5, Company will reasonably cooperate in effecting any such transfers made by Executive under this Section.

      6. Records, Documents and Property. Executive has returned or will return to Company within 3 days hereafter all of Company's property (including without limitation computers), records (including without limitation computer disks and computer files) correspondence, and documents in Executive's possession or in Executive's control. Company has returned or will return within 3 days hereafter all personal effects and possessions of Executive in Company's possession, and will make reasonable efforts to provide copies of Executive's personal data or documents in the Company's information systems as requested by Executive.

      7. Cooperation; Access to Company Facilities. Until the Employment Termination Date, Executive agrees to reasonably cooperate with the Company concerning the furtherance of the Company's business, including but not limited to the obligation to answer any reasonable questions presented him by the Company. Executive further agrees to reasonably assist the Company in the defense of any claim by the Company now and in the future. Company agrees to reimburse Executive for any out-of-pocket costs incurred by Executive in assisting Company under this paragraph. Except at Company's request, however, Executive will not enter any Company facility nor have any interaction with any Company employee or customer in connection with Company's business. Executive shall not have the authority to enter any agreement with any third party on behalf of the Company nor represent to any third party that Executive has such power.

      8. Confidentiality. The terms of this Agreement will be treated as forever confidential by Executive and Company and, except as provided in this Agreement, will not be disclosed by Executive to anyone except that (i) Executive may make such disclosures to his attorney, accountant, and spouse, and as required by law or regulation or in connection with a legal or administrative action, proceeding, or investigation, and (ii) Company may make such disclosures to its executive officers and directors, its accountants, and counsel, and as required by law or regulation (including applicable securities laws and regulations) or in connection with any legal or administrative action, proceeding, or investigation. Except as otherwise required by law, any disclosures permitted by this paragraph will be made on the condition that the person to whom such disclosure is made will agree as a condition to in turn keep the terms of this Agreement confidential.

      9. Non-Admission. Nothing in this Agreement is intended to be, nor will be deemed to be, an admission of liability by Company or Executive that they have violated any state or federal statute, local ordinance, or principal of common law, or that Company or Executive has engaged in any wrongdoing.

      10. Release.

            In consideration of the payments and other benefits of this Agreement, Executive hereby fully and finally releases, waives, and otherwise relinquishes any and all claims that he has or believes he has against Company through the date of this Agreement. Executive will not bring any lawsuits or make any other demands against Company, except as necessary to enforce this Agreement or the Stock Options. The payments and other benefits that Executive will receive under this Agreement is full and fair consideration for the release of such claims. Company does not owe Executive anything other than what is set forth in this Agreement. The payments and other benefits that Executive will receive hereunder constitute consideration in excess of that to which he is entitled.

            For purposes of this section, "Company" means Chiral Quest, Inc., a Minnesota corporation, and any subsidiary or any company related to it in the past or present, and each of them; and past or present officers, directors, agents and employees of Company and any other person who acted on behalf of Company or on instructions from Company.

            The claims that Executive is releasing, waiving, and otherwise relinquishing hereunder include all of the rights he has now to any relief of any kind from Company, including but not limited to, claims for breach of contract; breach of fiduciary duty; fraud or misrepresentation; rights and claims for age discrimination under the Age Discrimination in Employment Act ("ADEA"), the Americans with Disabilities Act ("ADA"), the Family and Medical Leave Act ("FMLA"), or any other federal, state, or local civil rights laws; defamation; infliction of emotional distress; unlawful or wrongful termination of employment; and any other claims for unlawful employment practices.

            In consideration of the benefits of this Agreement, Company hereby agrees that it will not bring any lawsuits or press any claims or make any other demands against Executive, and otherwise relinquishes and waives any and all claims against Executive that are known to the executive officers of Company through the date of this Agreement; provided, however, notwithstanding the foregoing, that Company may bring lawsuits or press claims against Executive as necessary to enforce this Agreement, Article 8 of the Employment Agreement (other than Section 8.2 thereof).

      11. Rights Concerning Release. Company hereby advises Executive to consult with an attorney prior to signing this Agreement containing a waiver of claims under the ADEA.

            Executive may take up to twenty-one (21) days to consider his waiver of rights and claims of age discrimination under the ADEA. Executive understands that, upon signing this Agreement, he may revoke his waiver of age discrimination rights and claims under the ADEA within seven (7) days thereafter, and his waiver of age discrimination rights and claims under the ADEA will not be effective or enforceable until this seven-day period has expired.

            Executive understands that if he revokes his waiver as set forth in this Paragraph 11, Company's obligations hereunder will cease and Executive will be paid only his base salary and for his paid time off through the Effective Date.

      12. Entire Agreement. This Agreement and the employee benefits plans in which Executive may be a participant, constitute the entire Agreement between the parties with respect to the termination of Executive's employment relationship with Company, and the parties agree that there were no other inducements or representations leading to the negotiation, drafting, and execution of this Agreement.

      13. Invalidity. In case any one or more of the provisions of this Agreement should be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained in this Agreement will not in any way be affected or impaired.

      14. Voluntary and Knowing Action. Executive and Company acknowledge that they have read and understand this Agreement and voluntarily enter into this Agreement.

      15. Heirs and Successors. This Agreement shall inure to the benefit of and shall bind the parties, their heirs, successors, representatives, and assigns.

      16. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the state of New Jersey.

      17. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

      18. Notices/Communications. Any notice, request, demand, or communication permitted, required or given relating to this Agreement either by Company to Executive or by Executive to Company shall be in writing and, unless otherwise required under the terms of a separate agreement or law or regulation shall be deemed to have been given by either party to the other when the party by whom such notice or communication is given deposits such notice or communication in the U.S. Postal Service mail, postage prepaid, certified mail, return receipt requested, properly addressed to the party to whom it is directed. Either party may, by notice sent in like manner, designate a different address for notices and communications.

If Sent to Company:                           If Sent to Executive:

Stephen C. Rocamboli, Interim Chairman        Alan D. Roth
Chiral Quest, Inc.                            2 Aubrey House, Maida Avenue
787 Seventh Avenue, 48th Floor                London W2 1TQ, United Kingdom
New York, NY  10019

with a copy to:                               with a copy to:

Maslon Edelman Borman & Brand, LLP            Eckhaus & Olson
90 South 7th Street, Suite 3300               230 Park Avenue
Minneapolis, MN  55402                        New York, NY 10169
Attn: William M. Mower, Esq.                  Attn: Steven Eckhaus, Esq.


                             Signature page follows.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be signed on the day and year written below.

                                        CHIRAL QUEST, INC.



Dated:  April 14, 2004                  By: /s/ Stephen C. Rocamboli
                                           -------------------------------------
                                           Stephen C. Rocamboli
                                           Interim Chairman


                                        EXECUTIVE:


Dated:  April 8, 2004                   /s/ Alan D. Roth
                                        ----------------------------------------
                                        Alan D. Roth